Nordson Corporation Reports Fourth Quarter and Fiscal Year 2024 Results
Fourth Quarter:
•Sales were $744 million, a 4% increase over prior year
•Earnings per diluted share were $2.12
•Adjusted earnings per diluted share were $2.78
•Atrion Medical acquisition integration progressing well

Full Year:
•Record sales of $2.7 billion, reflecting 2% growth over last year’s record sales
•Earnings per diluted share were $8.11
•EBITDA was a record $849 million, up 4% over prior year and 32% of sales
•Adjusted earnings per diluted share were $9.73

Fiscal 2025 Guidance:
•Fiscal 2025 forecasted sales range between $2,750 to $2,870 million and adjusted earnings in the range of $9.70 to $10.50

WESTLAKE, Ohio--(BUSINESS WIRE)--December 11, 2024--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal fourth quarter ended October 31, 2024. Sales were $744 million, a 4% increase compared to the prior year’s fourth quarter sales of $719 million. The increase in fourth quarter 2024 sales included the favorable 6% impact of acquisitions and favorable currency translation of 1%, offset by an organic sales decrease of 3%.
Net income was $122 million, or earnings per diluted share of $2.12, compared to prior year’s fourth quarter net income of $128 million, or earnings per diluted share of $2.22. Adjusted net income was $160 million, an increase from prior year adjusted net income of $156 million. Fourth quarter 2024 adjusted earnings per diluted share were $2.78 compared to prior year adjusted earnings per diluted share of $2.71.
EBITDA in the fourth quarter was $241 million, or 32% of sales, an increase of 4% compared to prior year EBITDA of $227 million, also at 32% of sales.
Commenting on the Company’s fiscal 2024 fourth quarter results, Nordson President and Chief Executive Officer Sundaram Nagarajan said, “I appreciate our team’s focus and commitment to our customers, which delivered results above our fourth quarter guidance expectations. Our Advanced Technology Solutions segment delivered year-over-year fourth quarter sales growth, as electronics demand continued to steadily improve at fiscal year-end. During the down electronics cycle, our ATS team holistically implemented the NBS Next growth framework, making them responsive to the needs of our customers while also delivering a strong incremental operating performance. Our industrial product lines performed well against record comparisons from prior year. I’m also pleased with the early integration of our Atrion Medical acquisition, which contributed positively to the quarter.”
Fourth Quarter Segment Results
Industrial Precision Solutions sales of $392 million decreased 3% compared to the prior year fourth quarter, driven by a 5% organic sales decrease, a favorable acquisition impact of 1%, and a favorable currency impact of 1%. The organic sales decrease, following record organic sales in prior year fourth quarter, was driven by our industrial coatings, polymer processing and precision agriculture product lines, partially offset by double-digit growth in nonwovens product lines. Operating profit was $126 million in the quarter, or 32% of sales, a decrease of 4% compared to the prior year operating profit. The decrease in operating profit was driven by lower sales. EBITDA in the quarter was $143 million, or 37% of sales, a 3% decrease from the prior year fourth quarter EBITDA of $148 million, which also was 37% of sales.

Medical and Fluid Solutions sales of $200 million increased 19% compared to the prior year fourth quarter, driven primarily by the acquisition of Atrion, which offset an organic sales decrease of 3% and a favorable currency impact of 1%. The organic sales decrease was driven by softness in medical interventional solutions product lines, partially offset by modest growth in our medical fluid components and fluid solutions product lines. Operating profit totaled $44 million in the quarter, or 22% of sales, a decrease of 8% compared to the prior year operating profit. EBITDA in the quarter was $72 million, or 36% of sales, an increase versus the prior year fourth quarter EBITDA of $62 million, or 37% of sales.

Advanced Technology Solutions sales of $152 million increased 5% compared to the prior year fourth quarter, driven by an organic sales increase of 4% and a favorable currency impact of 1%. The organic sales increase was driven by double-digit growth in select test and inspection product lines and modest growth in our electronics processing product lines. Operating profit totaled $33 million in the quarter, or 22% of sales, an increase of 6% compared to the prior year operating profit due to higher sales and improved profit margins. EBITDA in the quarter was $41 million, or 27% of sales, an increase from the prior year fourth quarter EBITDA of $35 million, or 24% of sales.

Fiscal 2024 Full Year Results
Sales for the fiscal year ended October 31, 2024, were a record $2.7 billion, an increase of 2% compared to the prior year. This sales growth was driven by a favorable acquisition impact of 5%, partially offset by a 3% decrease in organic volume.
Net income was $467 million, or earnings per diluted share of $8.11, compared to prior year’s net income of $487 million, or earnings per diluted share of $8.46. Adjusted net income was $561 million, a decrease from prior year adjusted net income of $567 million. Adjusted earnings per diluted share were $9.73 compared to prior year adjusted earnings per diluted share of $9.85.
EBITDA was $849 million, or 32% of sales, compared to prior year EBITDA of $819 million, or 31% of sales. Free cash flow for the full-year was $492 million, which was a conversion rate of 105% of net income.
Reflecting on fiscal 2024, Mr. Nagarajan continued, “In 2021, we launched our Ascend strategy with the milestone of achieving $3 billion in annual sales and greater than 30% EBITDA margins by 2025. The strategy is delivering results and has ample runway to accelerate. Our diversified portfolio, built on our leadership in niche end markets with differentiated products, is delivering balanced results in the ever-changing macro environment. Our acquisition strategy is generating growth, and I am pleased with the integration and deployment of the NBS Next growth framework. We also continued to generate strong free cash flow in the year, allowing us to consistently reinvest in the business while returning cash to our shareholders.”
Outlook
Following four consecutive years of record-setting performance, we enter fiscal 2025 with approximately $580 million in backlog.
Based on the combination of order entry, backlog, current exchange rates and anticipated end market expectations, we anticipate delivering sales in the range of $2,750 to $2,870 million in fiscal 2025. Full year fiscal 2025 adjusted earnings are forecasted in the range of $9.70 to $10.50 per diluted share.
First quarter fiscal 2025 sales are forecasted in the range of $615 to $655 million with adjusted earnings in the range of $1.95 to $2.15 per diluted share.
Commenting on fiscal 2025 guidance, Nagarajan said, “Considering the evolving global macro-environment, we are entering 2025 with a conservative viewpoint. The fiscal first quarter is seasonally Nordson’s weakest quarter due to the holiday and calendar year-end slowdowns and cautious customer spending. While we remain confident about the long-term growth drivers of our end markets, we are being prudent about our expectations for end market recovery timing, particularly for our electronics and agricultural product lines. Even in uncertain times, our team delivers operational excellence and strong cash flow due to our close-to-the-customer business model, diversified niche end markets, differentiated products and the NBS Next growth framework.”
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Thursday, December 12, 2024 at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.
Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflict between Russia and Ukraine, acts of terror, natural disasters and pandemics, including the recent coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, linkedin/Nordson, or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended		Twelve Months Ended
	October 31, 2024	October 31, 2023	October 31, 2024	October 31, 2023

Sales	$744,482	$719,313	$2,689,921	$2,628,632
Cost of sales	341,658	335,220	1,203,792	1,203,227
Gross profit	402,824	384,093	1,486,129	1,425,405
Gross margin %	54.1%	53.4%	55.2%	54.2%

Selling & administrative expenses	223,932	199,054	812,128	752,644
Operating profit	178,892	185,039	674,001	672,761

Interest expense - net	(27,282)	(25,921)	(84,011)	(56,825)
Other income (expense) - net	(3,538)	1,462	(4,509)	(597)
Income before income taxes	148,072	160,580	585,481	615,339

Income taxes	25,904	32,802	118,197	127,846

Net Income	$122,168	$127,778	$467,284	$487,493

Weighted-average common shares outstanding:
Basic	57,188	57,020	57,176	57,090
Diluted	57,603	57,552	57,616	57,631

Earnings per share:
Basic earnings	$2.14	$2.24	$8.17	$8.54
Diluted earnings	$2.12	$2.22	$8.11	$8.46

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands)

	October 31, 2024	October 31, 2023

Cash and cash equivalents	$115,952	$115,679
Receivables - net	594,663	590,886
Inventories - net	476,935	454,775
Other current assets	87,482	67,970
Total current assets	1,275,032	1,229,310

Property, plant & equipment - net	544,607	392,846
Goodwill	3,280,819	2,784,201
Other assets	900,508	845,413
	$6,000,966	$5,251,770

Notes payable and debt due within one year	$103,928	$115,662
Accounts payable and accrued liabilities	424,549	466,427
Total current liabilities	528,477	582,089

Long-term debt	2,101,197	1,621,394
Other liabilities	439,100	450,227
Total shareholders' equity	2,932,192	2,598,060
	$6,000,966	$5,251,770

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Twelve Months Ended
	October 31, 2024	October 31, 2023

Cash flows from operating activities:
Net Income	$467,284	$487,493
Depreciation and amortization	136,175	111,898
Other non-cash items	5,883	16,105
Changes in operating assets and liabilities and other	(53,149)	25,786
Net cash provided by operating activities	556,193	641,282

Cash flows from investing activities:
Additions to property, plant and equipment	(64,410)	(34,583)
Acquisitions of businesses, net of cash acquired	(789,996)	(1,422,780)
Other - net	10,008	20,484
Net cash used in investing activities	(844,398)	(1,436,879)

Cash flows from financing activities:
Issuance (repayment) of long-term debt	464,353	976,043
Repayment of finance lease obligations	(6,148)	(6,840)
Dividends paid	(161,438)	(150,356)
Issuance of common shares	31,067	21,373
Purchase of treasury shares	(33,339)	(89,708)
Net cash provided by financing activities	294,495	750,512

Effect of exchange rate change on cash	(6,017)	(2,693)
Net change in cash and cash equivalents	273	(47,778)

Cash and cash equivalents:
Beginning of period	115,679	163,457
End of period	$115,952	$115,679

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	October 31, 2024	October 31, 2023	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$392,150	$405,436	(5.5)%	1.2%	1.0%	(3.3)%
Medical and fluid solutions	200,223	168,632	(3.2)%	21.4%	0.5%	18.7%
Advanced technology solutions	152,109	145,245	3.9%	—%	0.8%	4.7%
Total sales	$744,482	$719,313	(3.0)%	5.7%	0.8%	3.5%

SALES BY GEOGRAPHIC REGION
Americas	323,170	315,635	(6.0)%	8.9%	(0.5)%	2.4%
Europe	185,350	184,297	(6.6)%	4.6%	2.6%	0.6%
Asia Pacific	235,962	219,381	4.2%	2.0%	1.4%	7.6%
Total sales	$744,482	$719,313	(3.0)%	5.7%	0.8%	3.5%

	Twelve Months Ended		Sales Variance
	October 31, 2024	October 31, 2023	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$1,484,249	$1,391,046	0.1%	6.6%	—%	6.7%
Medical and fluid solutions	695,452	660,316	(0.2)%	5.4%	0.1%	5.3%
Advanced technology solutions	510,220	577,270	(11.4)%	—%	(0.2)%	(11.6)%
Total sales	$2,689,921	$2,628,632	(2.5)%	4.8%	—%	2.3%

SALES BY GEOGRAPHIC REGION
Americas	1,178,626	1,149,760	(1.9)%	4.3%	0.1%	2.5%
Europe	726,100	682,676	(5.1)%	10.2%	1.3%	6.4%
Asia Pacific	785,195	796,196	(1.0)%	1.0%	(1.4)%	(1.4)%
Total sales	$2,689,921	$2,628,632	(2.5)%	4.8%	—%	2.3%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - NET INCOME TO EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	October 31, 2024	October 31, 2023	October 31, 2024	October 31, 2023
Net income	122,168	127,778	467,284	487,493
Income taxes	25,904	32,802	118,197	127,846
Interest expense - net	27,282	25,921	84,011	56,825
Other expense - net	3,538	(1,462)	4,509	597
Depreciation and amortization	36,528	31,261	136,175	111,898
Inventory step-up amortization (1)	4,759	4,556	7,703	8,862
Severance and other (1)	12,717	—	17,332	5,487
Acquisition-related costs (1)	8,200	6,244	13,957	19,966
EBITDA (non-GAAP) (2)	241,096	227,100	849,168	818,974
(1) Represents severance as well as fees and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended				Twelve Months Ended
	October 31, 2024		October 31, 2023		October 31, 2024		October 31, 2023
SALES BY SEGMENT
Industrial precision solutions	$392,150		$405,436		$1,484,249		$1,391,046
Medical and fluid solutions	200,223		168,632		695,452		660,316
Advanced technology solutions	152,109		145,245		510,220		577,270
Total sales	$744,482		$719,313		$2,689,921		$2,628,632

OPERATING PROFIT
Industrial precision solutions	$126,254		$131,450		$470,559		$460,889
Medical and fluid solutions	44,264		48,041		187,731		189,367
Advanced technology solutions	33,464		31,526		94,231		101,662
Corporate	(25,090)		(25,978)		(78,520)		(79,157)
Total operating profit	$178,892		$185,039		$674,001		$672,761

OPERATING PROFIT ADJUSTMENTS (1)
Industrial precision solutions	$2,899		$4,658		$8,976		$4,658
Medical and fluid solutions	10,761		—		10,761		1,479
Advanced technology solutions	3,816		—		5,895		14,304
Corporate	8,200		6,142		13,360		13,874
Total adjustments	$25,676		$10,800		$38,992		$34,315

DEPRECIATION & AMORTIZATION
Industrial precision solutions	$14,035		$12,062		$56,856		$33,228
Medical and fluid solutions	17,239		13,547		58,061		54,988
Advanced technology solutions	3,340		3,529		13,433		15,185
Corporate	1,914		2,123		7,825		8,497
Total depreciation & amortization	$36,528		$31,261		$136,175		$111,898

EBITDA (NON-GAAP) (2)
Industrial precision solutions	$143,188	37%	$148,170	37%	$536,391	36%	$498,775	36%
Medical and fluid solutions	72,264	36%	61,588	37%	256,553	37%	245,834	37%
Advanced technology solutions	40,620	27%	35,055	24%	113,559	22%	131,151	23%
Corporate	(14,976)		(17,713)		(57,335)		(56,786)
Total EBITDA	$241,096	32%	$227,100	32%	$849,168	32%	$818,974	31%

(1) Represents severance as well as fees and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED NET INCOME AND EARNINGS PER SHARE (Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	October 31, 2024	October 31, 2023	October 31, 2024	October 31, 2023
GAAP AS REPORTED
Operating profit	$178,892	$185,039	$674,001	$672,761
Other / interest expense - net	(30,820)	(24,459)	(88,520)	(57,422)
Net income	122,168	127,778	467,284	487,493
Diluted earnings per share	$2.12	$2.22	$8.11	$8.46

Shares outstanding - diluted	57,603	57,552	57,616	57,631

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$4,759	$4,556	$7,703	$8,862
Severance and other	12,717	—	17,332	5,487
Acquisition costs	8,200	6,244	13,957	19,966

ACQUISITION AMORTIZATION OF INTANGIBLES	$19,560	$17,880	$76,972	$59,719
INTEREST	908	6,817	908	6,817

Total adjustments	$46,144	$35,497	$116,872	$100,851

Adjustments net of tax	$38,071	$28,247	$93,278	$79,898
EPS effect of adjustments and other discrete tax items	$0.66	$0.49	$1.62	$1.39

NON-GAAP MEASURES-ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
Adjusted net income (1)	$160,239	$156,025	$560,562	$567,391
Adjusted earnings per share (2)	$2.78	$2.71	$9.73	$9.85
(1) Adjusted net income is a non-GAAP measure defined as net income plus tax effected adjustments and other discrete tax items.
(2) Adjusted earnings per share is a non-GAAP measure defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - OPERATING CASH FLOW TO FREE CASH FLOW (Unaudited)
(Dollars in thousands)

	Year to Date
	October 31, 2024	July 31, 2024	April 30, 2024	January 31, 2024
Net cash provided by operating activities	$556,193	$459,812	$294,964	$172,356
Additions to property, plant and equipment	(64,410)	(43,786)	(21,907)	(7,530)
Free Cash Flow - Year to Date (1)	491,783	416,026	273,057	164,826

Free Cash Flow - Quarter to Date (2)	75,757	142,969	108,231	164,826

Net Income - Year to Date	$467,284
Free Cash Flow Conversion (3)	105%

	Year to Date
	October 31, 2023	July 31, 2023	April 30, 2023	January 31, 2023
Net cash provided by operating activities	$641,282	$478,072	$287,905	$123,337
Additions to property, plant and equipment	(34,583)	(24,244)	(15,349)	(9,302)
Free Cash Flow (1)	606,699	453,828	272,556	114,035

Free Cash Flow - Quarter to Date (2)	152,871	181,272	158,521	114,035

(1) Free Cash Flow - Year to Date is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is defined as Net cash provided by operating activities minus Additions to property, plant and equipment.
(2) Free Cash Flow - Quarter to Date is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is equal to Free Cash Flow - Year to Date less prior period Free Cash Flow - Year to Date.
(3) Free Cash Flow Conversion - Year to Date is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is defined as Free Cash Flow - Year to Date divided by Net Income - Year to Date.

Management uses certain non-GAAP measures, such as adjusted net income, adjusted EPS and EBITDA, internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.

Contact
Lara Mahoney
Vice President,
Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com